Exhibit 21.1

APARTMENT INVESTMENT AND MANAGEMENT COMPANY ENTITIES

As of 12/31/2023

Entity	Jurisdiction
APARTMENT INVESTMENT AND MANAGEMENT COMPANY	Maryland
LA Indian Oaks QRS, Inc.	Delaware
LA Canyon Terrace QRS, Inc.	Delaware
AmReal Corporation	South Carolina
National Corporation for Housing Partnerships	District of Columbia
Aimco OP GP, LLC	Delaware
Aimco OP L.P.	Delaware
AIVUP JV Holdings Member, LLC	Delaware
AUP JV Holdings, LLC	Delaware
AUP JV Member, LLC	Delaware
Upton Place JV LLC	Delaware
Upton Place West LLC	Delaware
Upton Place East LLC	Delaware
Real Estate Technology Ventures, L.P.	Delaware
Real Estate Technology Ventures, II, L.P.	Delaware
RET Ventures SPV 1, L.P.	Delaware
Aimco Development Company, LLC	Delaware
AHOTB Holding, LLC	Delaware
AHOTB 555 NE, LLC	Delaware
AHOTB 630 NE, LLC	Delaware
AHOTB 640 NE, LLC	Delaware
AHOTB REIT Corp	Delaware
Brickell Bay Miami REIT	Delaware
1001 Brickell Owner, LLC	Delaware
1001 Brickell Bay Drive, LLC	Delaware
1001 Brickell US, LLC	Delaware
Brickell Bay Tower Ltd	Bahamas
Brickell Bay Tower Inc.	Delaware
Campus GP Holdings, LLC	Delaware
New GP Holdings, LLC	Delaware
NHP Partners Two Limited Partnership	Delaware
The National Housing Partnership	District of Columbia
St. George Villas Limited Partnership	South Carolina
Aimco Wexford Village, L.L.C.	Delaware
AIMCO WEXFORD VILLAGE II, L.L.C.	Delaware
AIMCO Warwick, L.L.C.	Delaware
AIMCO ROYAL CREST – NASHUA, L.L.C	Delaware
Waterford Village, L.L.C.	Delaware
Royal Crest Estates (Marlboro), L.L.C.	Delaware
AIMCO ESPLANADE AVENUE APARTMENTS, LLC	Delaware
AIMCO Yacht Club at Brickell, LLC	Delaware
AIMCO 237 Ninth Avenue, LLC	Delaware
AIMCO 173 East 90th Street, LLC	Delaware

Exhibit 21.1

AIMCO Hyde Park Tower, L.L.C.	Delaware
NP Bank Lofts Associates, L.P.	Colorado
HERMOSA TERRACE A LIMITED PARTNERSHIP	California
AIMCO Hermosa Terrace LP, LLC	Delaware
AIMCO Hermosa Terrace GP, LLC	Delaware
AIMCO Casa Del Mar TIC, LLC	Delaware
Aimco REIT Sub, LLC	Delaware
Aimco JO Intermediate Holdings, LLC	Delaware
James-Oxford Limited Partnership	Maryland
AIMCO Hillmeade, LLC	Delaware
AIMCO Milan, LLC	Delaware
New J-O GP Holdings, LLC	Delaware
AIMCO ELM CREEK, L.P.	Delaware
Church Street Associates Limited Partnership	Illinois
AIMCO Yorktown, L.P.	Delaware
CCIP Plantation Gardens, L.L.C.	Delaware
Aimco Pathfinder Village Apartments, L.P.	Delaware
AIMCO Pathfinder Village Apartments GP, LLC	Delaware
Williamsburg Limited Partnership	Illinois
Ambassador GP Holdings, LLC	Delaware
Aimco Park and 12th, LLC	Delaware
LA JOLLA TERRACE, A LIMITED PARTNERSHIP	California
AIMCO La Jolla Terrace LP, LLC	Delaware
AIMCO La Jolla Terrace GP, LLC	Delaware
Casa Del Norte a Limited Partnership	California
AIMCO Casa Del Norte GP, LLC	Delaware
M & P Development Company	Pennsylvania
Center Square Associates	Pennsylvania
1691-1695 2ND Avenue, LLC	Delaware
234-236 East 88th, LLC	Delaware
34 Pine LLC	Delaware
510 34th LLC	Delaware
560 NE 34TH ST, LLC	Delaware
AHOTB 555 NE HOLDCO LLC	Delaware
AIMCO BROWARD BOULEVARD I LLC	Delaware
AIMCO BROWARD BOULEVARD II LLC	Delaware
Aimco Elm Creek Townhomes Three, LLC	Delaware
AIMCO INVESTMENT COMPANY, LLC	Delaware
BISCAYNE NORTH, LLC	Delaware
K-A 200 and 520 Broward JV LLC	Delaware
K-A 300 Broward JV LLC	Delaware
NARDWARE PROPERTIES LLC	Delaware
Silversmith Road, LLC	Delaware
TIBURON LESSEE, LLC	Delaware
WR CREEK LLC	Delaware
440 NE 34TH STREET, LLC	Delaware
AF Hotel Parcel Lessee, LLC	Delaware
AF Hotel Parcel Lessor, LLC	Delaware
AF Hotel Parcel Opportunity Zone Business, LP	Delaware